                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): July 10, 2002

                           Island Critical Care Corp.

     DELAWARE                           3699                    65-0967706
(State or Other Jurisdiction of    Commission file          (I.R.S. Employer
 Incorporation or Organization)        Number               Identification No.)

                 9 Myrtle Street, Stratford, PE, Canada, C1B 1P4
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (902) 569-4447

ITEM 5. OTHER ITEMS.

DETERIORATION OF FINANCIAL CONDITION

    As reported in the audited financial statements for the year ended March 31,
2001 and in the quarterly reports filed in the 10-KQSB for the periods of
September 30, 2001 and December 31, 2001, the company has been seeking an additional equity injection in order to continue in operations as outlined in the going concern note to the financial statements. The Company announced the signing on May 29, 2002 of an agreement for US$1,200,000 arranged through Finlay
Investment & Consulting Inc., with an European investor. The European investor has not been able to fulfill its obligation for financing under this agreement within the time frames required by the Company. As a result, the Company continues to experience severe liquidity problems and expects the situation to continue until such time as new equity can be arranged. Given these liquidity problems, the Company cannot proceed with the stock buy back program nor its expansion and development of the US market.

    In addition, the Company expects any audit report received in connection with the March 31, 2002 Statements to again include a going concern statement to the effect that there is substantial doubt as to the Company's ability to continue as a going concern without an equity injection.

    While management is pursuing various options, there can be no assurance that the Company will be able to obtain the capital required to meet its liquidity requirements.

LISTING REQUIREMENTS

The Company recently filed for an extension for the filing of its March 31, 2002 audited financial statements on Form NT 10K on June 28, 2002. As a result of the above noted liquidity problems, the Company cannot pay its auditors, Rotenberg &
Co., LLP and accordingly, the Company will not be able to file its 10-KSB by
July 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 10, 2002

                               Island Critical Care Corp.

                               By: /s/ Kenneth R. Legere
                                   ---------------------------
                               Name:   Kenneth R. Legere
                               Title:  President and Chief Executive Officer

                                   /s/ J. Wayne Weber
                                   -------------------------
                               Name J. Wayne Weber
                               Title:  Vice President and Chief Financial Officer